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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 8, 2002
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                            Navigator Ventures, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Nevada
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)


     001-31242                                          98-0232855
---------------------------                             ----------
(Commission File Number)                               (IRS Employer
                                                    Identification No.)


                   1380 NE Miami Gardens Drive, Miami FL 33179
            ---------------------------------------------------------
               (address of principal executive offices) (Zip Code)


                                 (305) 944-8077
                          -----------------------------
              (Registrant's telephone number, including area code)

               207-1425 Marine Drive, West Vancouver, B.C. V7T 1B9
                -------------------------------------------------
         (Former name and former address, if changed sincelast report.)


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Item 1. Changes in Control of Registrant.

As a result of the Stock Purchase Agreement effective November 8, 2002, by and between the Registrant and Diane Perkins, Revoc Group II,Ltd. Confida Corporate Finance, Ltd. Jose Matto, Xpress, Ltd. Anna Virgina Chavez, and Arvimex, Inx. Individuals and corporations resident in Florida ("Sellers"), the registrant purchased from Sellers an aggregate of 100 shares (the "Transferred Shares") of the common stock of Golden Apple Holding Company, Inc. a Florida Corporation "Golden Apple") which Transferred Shares constituted all of the issued and outstanding stock of Golden Apple. In exchange, the Sellers received 2,250,000 common shares of Registrant immediately post-closing constituting approximately 50% of the issued and outstanding shares of the Registrant. Some of the remaining 50% is currently the subject of litigation.

The Registrant plans to continue the operations of Golden Apple which was formed by seasoned insurance executives to acquire existing books of insurance from insurance companies which are restricted from writing new business by their own capital constraints or by state regulators.

See the Registrant's previously filed Form 8k, filed with the Securities and Exchange Commission on December 13, 2002 for more information about the transaction.


Item 2. Acquisition or Disposition of Assets


Item 7. Exhibits.


      Exhibit No.         Description
      -----------         -----------

         99.1 Unaudited Financial Statements of Golden Apple as of January 30, 2003


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Navigator Ventures, Inc.


                                        By: /s/ Diane Perkins
                                            -------------------------------
                                            Diane Perkins
Date:  February 19, 2003                    Chairman


                                  EXHIBIT  INDEX


   Exhibit No.     Description
   -----------     -----------

         99.1 Unaudited Financial Statements of Golden Apple as of January 30, 2003